UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):     February 15, 2008

AWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 17, 2007, we announced that Keith Farris would be resigning as our Vice President, Chief Financial Officer and Treasurer after we completed our financial reporting for our fiscal quarter and year ended December 31, 2007, and that Richard Moberg would succeed Mr. Farris in those positions.  We filed our Annual Report on Form 10-K with the Securities and Exchange Commission on February 15, 2008, which completed our financial reporting for the quarter and year ended December 31, 2007.  Mr. Farris’s resignation was effective February 15, 2008 and Mr. Moberg became our Vice President, Chief Financial Officer and Treasurer effective February 15, 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements or exhibits are required to be filed as part of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: February 19, 2008	By:	/s/ Michael A. Tzannes
Michael A. Tzannes
Chief Executive Officer